                                                                 EXHIBIT 10.26

                                                                    (_________)

                                    FORM OF
                      GUARANTY OF PAYMENT AND PERFORMANCE


         THIS GUARANTY OF PAYMENT AND PERFORMANCE ("this Guaranty") made as of the _________________________, by BALANCED CARE CORPORATION, a Delaware corporation, "Guarantor" in favor of CAPSTONE CAPITAL OF PENNSYLVANIA, INC., a Pennsylvania corporation, its successors and assigns (the "Lessor").

                                R E C I T A L S:

         Pursuant to a Lease Agreement of even date herewith (as the same may hereafter be amended, the "Lease") between ______________________, (the "Lessee"), and Lessor, Lessor has agreed to lease to Lessee certain real and personal property and improvements comprising the _________________________ ______________________________________________________ provided as one of the conditions therefor Lessor requires that the Guarantor guarantee the Lease Obligations (as defined hereunder), now existing or hereafter incurred, owing to the Lessor pursuant to the Lease. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Lease.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals, and in order to induce the Lessor to enter into the Lease, and as security for the payment of all Rent and all other obligations of Lessee under the Lease ("Obligations"), including, but not limited to, the payment of all expenses, charges and other amounts from time to time owing to Lessor pursuant to the Lease the performance of all covenants, agreements and other obligations from time to time owing to or for the benefit of Lessor pursuant to the Lease, the Guarantor agrees and covenants with Lessor and represents and warrants to Lessor as follows:

         l. Guarantee of Lease Obligations. The Guarantor hereby unconditionally guarantees to the Lessor (a) the due, regular, and punctual payment and performance of the Obligations, including, but not limited to, (i) the payment obligations of the Lease, and (ii) the indemnity obligations of the Lease (which guaranty shall survive concurrently with such indemnity obligations); (b) upon the failure of the Lessee timely to pay or perform any of the Obligations, the payment of all reasonable costs and expenses incurred by Lessor in paying or performing such Obligations (but Lessor shall not be required to pay or perform such Obligations); and (c) all reasonable costs, attorneys' fees, and expenses that may be incurred by the Lessor by reason of a Default by the Lessee, including reasonable fees and expenses in any appellate or bankruptcy proceedings.

         Upon any Event of Default pursuant to the Lease, the Guarantor unconditionally promises to pay to the Lessor such amounts as are necessary to cure the Event of Default.

         This Guaranty is unconditional and the Guarantor agrees that the Lessor, upon the occurrence of an Event of Default pursuant to the Lease, shall not be required to assert any claim or cause of action against the Lessee before asserting any claim or cause of action against the Guarantor under this Guaranty. The Guarantor further agrees that the Lessor shall not be required to pursue or foreclose on any collateral that it may receive from the Lessee or others as security for any of the Lease Obligations before making a claim or asserting a cause of action against the Guarantor under this Guaranty.

         The failure of the Lessor to perfect its security interest in any of the collateral as set forth in the Lease or any other collateral now or hereafter securing all or any part of the Obligations shall not release the Guarantor from its liabilities and obligations hereunder.

         Notice of acceptance of this Guaranty and of any Default by the Lessee is hereby waived by the Guarantor, except to the extent notice is otherwise expressly required by the Lease. Presentment, protest, demand, and notice of protest and demand, and notice of receipt of any and all collateral, and of the exercise of possessory remedies or foreclosure on any and all collateral received by the Lessor from the Lessee or the Guarantor are hereby waived. All settlements, compromises, compositions, accounts stated, and agreed balances in good faith between any primary or secondary obligors on any accounts received as collateral shall be binding upon the Guarantor.

         This Guaranty shall not be affected, modified, or impaired by the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment of, or other similar proceedings affecting the Lessee or the Guarantor, or any of the assets belonging to any of them, nor shall this Guaranty be affected, modified, or impaired by the invalidity of the Lease.

         Without notice to the Guarantor, without the consent of the Guarantor, and without affecting or limiting the Guarantor's liability hereunder, the Lessor may:

         (a) grant the Lessee extensions of time for payment of the Obligations or any part thereof;

         (b) renew any of the Obligations or make further advances to Lessee;

         (c) grant the Lessee extensions of time for performance of agreements or other indulgences;

         (d) at any time release any or all of the collateral, or security interest in any collateral, that now or hereafter secures any of the Obligations;

         (e) compromise, settle, release, or terminate any or all of the obligations, covenants, or agreements of the Lessee under the Lease;

         (f) at any time release any one or more other guarantors from their guarantees of any of the Obligations; and

         (g) with the Lessee's written consent modify or amend any obligations, covenant, or agreement of the Lessee as set forth in the Lease (and such amendments shall nevertheless be binding upon Guarantor)

         This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any whole or partial payment or performance of any Obligation is or is sought to be rescinded or must otherwise be restored or returned by the Lessor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Lessee or Guarantor upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, the Lessee or guarantor of or for any substantial part of its property, or otherwise, all as though such payments and performance had not been made. This Guaranty shall not be affected in any way by the transfer or other disposition of any of the collateral described in and granted to Lessor pursuant to the Lease, whether by operation of law, or otherwise.

         2. Representations and Warranties of the Guarantor. To induce the Lessor to enter into the Lease, the Guarantor represents and warrants to the Lessor as follows:

            (a) Power to Incur Obligations. The Guarantor has full power and unrestricted right to enter into this Guaranty and to incur the obligations provided for herein and the execution and delivery of this Guaranty has been authorized by all required corporate action.

            (b) Conflicts. This Guaranty does not violate, conflict with or constitute any default under any decree, judgment, or any other agreement or instrument binding upon the Guarantor or the articles of incorporation or bylaws of Guarantor.

            (c) Pending Matters. No action or investigation is pending, or to the best of Guarantor's knowledge, threatened before or by any state or federal court or administrative agency which might result in any material adverse change in the financial condition or operations or prospects of Guarantor. Guarantor is not in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on its business or assets, and Guarantor is not in violation of any order, judgment, or decree of any state or federal court.

            (d) Financial Statements Accurate. All financial statements heretofore provided by the Guarantor are true and complete in all material respects as of their respective dates and fairly present the financial condition of the Guarantor, and there are no liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto or in a written certificate delivered with such statements. The financial statements of the Guarantor are prepared on a consistent basis from year to year. There has been no material adverse change in the financial condition, operations, or prospects of Guarantor since the dates of such statements except as fully disclosed in writing with the delivery of such statements.

            (e) No Defaults or Restrictions. There is no declared default under any agreement or instrument that caused or would cause a material adverse effect on the business, properties, and financial operations or condition of Guarantor.

            (f) Payment of Taxes. Guarantor has filed all federal, state, and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said return or to assessments received by Guarantor.

            (g) Disclosure. Neither the Guaranty nor any other document, financial statement, credit information, certificate or statement required herein to be furnished to Lessor by Guarantor in connection with the Guaranty contains any untrue, incorrect or misleading statement of material fact. All representations and warranties made herein or any certificate or other document delivered to Lessor by or on behalf of Guarantor pursuant to or in connection with this Guaranty shall be deemed to have been relied upon by Lessor notwithstanding any investigation heretofore or hereafter made by Lessor or on its behalf.

            (h) Organization. Guarantor is a Delaware corporation duly organized and validly existing and is duly qualified and in good standing in each jurisdiction in which its business or assets makes its qualification necessary.

            (i) Stock Ownership. On the date hereof, the capital stock of Guarantor is owned as set forth in Exhibit A.

         3. Affirmative Covenants of the Guarantor. The Guarantor covenants and agrees that so long as the Obligations are outstanding, it shall comply with each of the following affirmative covenants:

            (a) Payment of Lease/Performance of Lease Obligations. Within five
(5) business days of Lessor's demand thereof, duly and punctually pay or cause to be paid all Obligations in accordance with its terms.

            (b) Payment of Taxes. Pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it, including, without limitation, all current tax liabilities of all kinds, all required withholdings of income taxes of employees, all required old age and unemployment contributions, and all so-called provider taxes.

            (c) Reporting Requirements. From time to time upon request, furnish to Lessor such information regarding the business affairs, finances, and conditions of the Guarantor and its respective properties in such detail as the Lessor reasonably may request; will furnish to Lessor, as soon as available and in any event furnish to Lessor such financial reports and statements as set forth in the Lease Agreement.

            (d) Payment of Indebtedness. Pay duly and punctually or cause to be paid, all principal and interest of any indebtedness of Guarantor legally due its creditors, comply with and perform all conditions terms and obligations of the notes and other instruments evidencing such indebtedness and any mortgages, deeds of trust, security agreements and other instruments evidencing security for such indebtedness.

            (e) Notice of Loss. Notify Lessor of any event causing a loss or reduction in value of Guarantor's assets which has a material adverse effect on Guarantor's net worth (as set forth in the Lease Agreement).

            (f) Existence. Maintain its existence and, in each jurisdiction in which its business or assets makes qualification necessary, its qualification and good standing.

            (g) Financial Covenants.

                (a) Throughout the Term of the Lease, Guarantor shall maintain the following:

               (i) a ratio of consolidated current assets to consolidated current liabilities equal to or greater than 1.0 to 1.0.;

               (ii) a tangible net worth equal to or greater than $5,000,000, unless otherwise approved (or waived) by Lessor, approval of which shall not be unreasonably withheld (for purposes of this Section 3(g)(a)(ii), the line item identified as "Mandatorily Redeemable Preferred B Stock" reflected on Guarantor's consolidated financial statement shall be included in Guarantor's shareholder's equity).

               (iii) a Consolidated Cash Flow Coverage not less than 1.0 to
1.0.

         "Consolidated Cash Flow Coverage" shall mean a ratio of (i) earnings before interest, taxes, depreciation, amortization, rent and home office expense minus an assumed five percent (5%) management fee to (ii) all interest and rent payments.

               (b) Comply with all other requirements and covenants to be maintained and performed by Guarantor pursuant to the Lease.

         4. Negative Covenant of the Guarantors. So long as any of the Lease Obligations are outstanding, Guarantor shall not, without Lessor's prior approval, which approval shall not be unreasonably be withheld:

             (a) Changes in Accounting. Change its method of accounting to one inconsistent with the method heretofore used by the Guarantor.

             (b) Merger, Consolidation, Etc. Enter in any merger, consolidation or similar transaction, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired) such that, immediately after giving effect to such merger, consolidation or sale, the survivor or purchaser of the same has a consolidated net worth less than the consolidated net worth of Guarantor immediately prior to such merger, consolidation or sale.

             (c) Transfer of Stock. Permit the transfer of any of its capital stock which would cause a change in control of Guarantor other than transfer in connection with a registered public offering or transfer to family members or transfer upon such shareholder's death.

         5. Events of Default. Guarantor's violation of any covenant set forth in paragraph 4 hereof, or Guarantor's failure to properly and timely perform or observe any covenant or condition set forth in this Guaranty (other than that in paragraph 4) which is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lessor's notice to Guarantor of such default, or the falsity of any representation or warranty herein or in any financial statement, certificate or other information heretofore or hereafter provided by Guarantor to Lessor, shall constitute an "Event of Default" hereunder and under each of the Lease Documents. The foregoing provision or any other provision requiring or providing for notice or demand from Lessor is deemed eliminated if Lessor is prevented from giving such notice or demand by bankruptcy or other applicable law, and the Event of Default shall occur on the occurrence of such event or condition if not cured within any applicable period measured from he occurrence of such event or condition rather than from notice or demand.

         6. Subordination. Guarantor expressly subordinates its right to payments of any indebtedness owing from Lessee to Guarantor, whether now existing or arising at any time in the future (including, but not limited to, rights to payment arising by virtue of any subrogation or indemnification upon payment by Guarantor of amounts due from Lessee to Lessor), to the prior right of Lessor to receive or require payment in full of the Obligations, until such time as the Obligations are fully paid (and including accrued interest after any petition under the Bankruptcy Code which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under the Bankruptcy Code generally) and such payments are final and not subject to refund or rescission under bankruptcy or other applicable law. Furthermore, upon the occurrence of an Event of Default under the Lease, Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Lessee to the Guarantor or any security for such indebtedness. If Guarantor should receive any such payment, satisfaction or security for any indebtedness of Lessee to the Guarantor, the Guarantor agrees to deliver the same promptly to Lessor in the form received, endorsed, or assigned as may be appropriate for application on account of, or as security for, the Obligations and until so delivered, agrees to hold the same in trust for Lessor.

         7. Successors and Assigns. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns.

         8. Severability. In the event that any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Guaranty shall be construed as not containing such provisions and the invalidity of such provisions shall not affect other provisions hereof which are otherwise lawful and valid and which shall remain in full force and effect.

         9. Notices. Any notice or other communication required or permitted to be given pursuant to this Guaranty or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if delivered in person or department specified below, (b) three (3) days after depositing the same in the U.S. Mail, certified or registered, with return receipt requested, or (c) one
(1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

                  If to Guarantor:

                  Balanced Care Corporation
                  5021 Louise Drive, Suite 200
                  Mechanicsburg, Pennsylvania  17055
                  Attention:  Robin Barber, Esq.

                  With a copy to:

                  Kirkpatrick & Lockhart LLP
                  1500 Oliver Building
                  Pittsburgh, Pennsylvania  15222
                  Attention:  John C. Rodney, Esq.


                  If to the Lessor to:

                  Capstone Capital Corporation
                  1000 Urban Center Parkway
                  Birmingham, Alabama 35242
                  Attention:  Daryl D. McCombs

                  With a copy to:

                  Haskins W. Jones, Esq.
                  Johnston, Barton, Proctor & Powell
                  2900 AmSouth/Harbert Plaza
                  1901 Sixth Avenue North
                  Birmingham, Alabama  35203-2618

         Any party may change its address to another single address by notice given as herein provided, except that any change of address must be actually received in order to be effective.

         10. Waivers. The failure by the Lessor at any time or times hereafter to require strict performance by the Guarantor of any of the provisions, warranties, terms, and conditions contained herein or in any other agreement, document, or instrument now or hereafter executed by Guarantor and delivered to the Lessor shall not waive, affect, or diminish any right of the Lessor hereafter to demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms, and conditions contained in such agreements, documents, and instruments, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto and whether of the same or a different type. None of the warranties, conditions, provisions, and terms contained in this Guaranty or in any agreement, document, or instrument now or hereafter executed by Guarantor and delivered to the Lessor shall be deemed to have been waived by any act or knowledge of the Lessor, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of the Lessor, and directed to the Guarantor specifying such waiver.

         11. Expenses. If, at any time or times hereafter, the Lessor employs counsel to advise or provide other representation with respect to this Guaranty or any other agreement, document, or instrument heretofore, now, or hereafter executed by Guarantor and delivered to the Lessor with respect to the Lessee or the Obligations, or to commence, defend, or intervene, file a petition, complaint, answer, motion, or any other pleading or take any other action in or with respect to any suit or proceeding relating to this Guaranty or any other agreement, instrument, or document heretofore, now, or hereafter executed by Guarantor and delivered to the Lessor with respect to the Lessee or the Obligations, or to represent the Lessor in any litigation with respect to the affairs of Guarantor or to enforce any rights of the Lessor or obligations of Guarantor or any other person, firm, or corporation that may be obligated to the Lessor by virtue of this Guaranty, or any other agreement, document, or instrument heretofore or hereafter delivered to the Lessor by or for the benefit of Guarantor with respect to the Lessee or the Obligations, then in any such event, all of the reasonable attorneys' fees actually incurred arising from such services, including fees in any appellate or bankruptcy proceedings, and any other reasonable expenses, costs,and charges relating to his Guaranty, the Lessee or the Obligations, shall constitute additional obligation of the Guarantor payable on demand.

         12. Singular and Plural. Singular terms shall include the plural forms, and vice versa.

         13. Entire Agreement; Counterparts. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings both oral and written, between the parties with respect to the subject matter hereof. This Agreement may be executed in counterparts which together shall constitute one instrument. It shall not be necessary for all parties to sign the same counterpart.

         14. Applicable Law; Jurisdiction. THE VALIDITY, INTERPRETATION, ENFORCEMENT, AND EFFECT OF THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF ALABAMA. THE LESSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY IN THE STATE OF ALABAMA, AND GUARANTOR AGREES THAT THIS GUARANTY SHALL BE HELD BY LESSOR AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS GUARANTY BY LESSOR THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF GUARANTOR WITH JEFFERSON COUNTY AND THE STATE OF ALABAMA FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE. THE GUARANTOR CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, IN JEFFERSON COUNTY, ALABAMA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA AND ASSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.

         15. Jury Trial Waiver. GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY OR THE LEASE, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LESSOR AND/OR LESSEE AND GUARANTOR WITH RESPECT TO THE LEASE OR IN CONNECTION WITH THIS GUARANTY OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES UNDER THIS GUARANTY OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, GUARANTOR AGREES THAT LESSOR MAY FILE A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF GUARANTOR IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LESSOR TO MAKE THE LEASE, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN GUARANTOR AND LESSOR SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

                                        BALANCED CARE CORPORATION

                                        By:
                                           -----------------------------------
                                        Its:
                                           -----------------------------------

SCHEDULE TO EXHIBIT 10.26 FILED PURSUANT TO INSTRUCTION 2 TO ITEM 601(a) OF REGULATION S-K

                       GUARANTY OF PAYMENT AND PERFORMANCE
                       -----------------------------------

PROJECT              LESSEE                              FACILITY                                          DATE
-------              ------                              --------                                          ----

Bloomsburg, PA       BCC at Bloomsburg, Inc.             Bloomsburg Manor Personal Care and Retirement    1/31/97
                                                         Center

Blakely, PA          BCC at Blakely, Inc.                Blakely-Pine Health Care Center                  1/31/97

Kingston I, PA       BCC at Kingston I, Inc.             Kingston Manor Personal Care and Retirement      1/31/97
                                                         Center

Kingston II, PA      BCC at Kingston II, Inc.            Kingston Health Care Center                      1/31/97

Mid-Valley, PA       BCC at Mid-Valley, Inc.             Mid-Valley Manor Personal Care and Retirement    1/31/97
                                                         Center

Old Forge, PA        BCC at Old Forge, Inc.              Old Forge Manor Personal Care and Retirement     1/31/97
                                                         Center

West View, PA        BCC at West View, Inc.              West Side Manor Personal Care and Retirement     1/31/97
                                                         Center

Harrisburg, PA       BCC at Harrisburg, Inc.             Outlook Pointe at Harrisburg                     3/28/97

Greensboro, NC       BCC at Greensboro, Inc              Outlook Pointe at Greensboro                     3/28/97

Ravenna, OH          BCC at Ravenna, Inc.                Outlook Pointe at Ravenna                        3/28/97

Nevada, MO (2        BCC at Missouri, Inc.               Joe Clark Residential Care Home                  5/15/97
Leases)                                                  1501 E. Ashland Street
                                                         Nevada, MO

Butler, MO           BCC at Missouri, Inc.               Joe Clark Residential Care Home                  5/15/97
                                                         300 S. Delaware Street
                                                         Butler, MO

Lamar, MO            BCC at Lamar, Inc.                  Joe Clark Residential Care Home                  8/18/97
                                                         3 Southwest First Lane
                                                         Lamar, MO

SCHEDULE TO EXHIBIT 10.26 FILED PURSUANT TO INSTRUCTION 2 TO ITEM 601(a) OF REGULATION S-K

                      GUARANTY OF PAYMENT AND PERFORMANCE
                      -----------------------------------

PROJECT         BORROWER/              PARTIES                      FACILITY           LOAN AMOUNT       DATE
-------         LESSEE                 -------                      --------           -----------       ----
                ------
Darlington, PA  BCC at Darlington,     Capstone Capital of          Feltrop Personal   $5,875,000.00     9/30/97
                Inc. (Borrower)        Pennsylvania, Inc.           Care Facility
                                       (Lender) and Balanced Care
                                       Corporation (Guarantor)


Hampden         ALCO VI, L.L.C.        Capstone Capital of          Outlook Pointe          N/A          9/30/97
Township, PA    (Lessee)               Pennsylvania, Inc.           at Creekview
                                       (Lessor) and Charles E.
                                       Trefzger, John K. Earl, W.
                                       Lee Young III, William C.
                                       Thompson and James R.
                                       Hodges (Guarantors)


Butler, PA      Balanced Care at       Capstone Capital of          Silver Haven       $246,000.00       10/31/97
                Butler, Inc.           Pennsylvania, Inc.
                (Borrower)             (Lender) and Balanced Care
                                       Corporation (Guarantor)


Sarver, PA      Balanced Care at       Capstone Capital of          Sterling Care of   $286,000.00       10/31/97
                Sarver, Inc.           Pennsylvania, Inc.           Sarver
                (Borrower)             (Lender) and Balanced Care
                                       Corporation (Guarantor)


Saxonburg,PA    Balanced Care at       Capstone Capital of          Sterling Care of   $8,618,000.00     10/31/97
                Saxonburg, Inc.        Pennsylvania, Inc.           Saxonburg
                (Borrower)             (Lender) and Balanced Care
                                       Corporation (Guarantor)


NOTE TO DARLINGTON, PA GUARANTY:
Guarantor covenants to maintain, throughout the term of the loan, a ratio of consolidated current assets to current liabilities equal to or greater than 1.0; a consolidated cash flow coverage greater than or equal to 1.0; and a tangible net worth greater than or equal to $5,000,000.00.

Guarantor covenants that it shall not, without the Lender's approval, enter into a merger or a sale of substantially all of its assets or transfer a controlling share of its stock so long as any loan obligations are outstanding.